Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the registration statements of Alberto-Culver Company on Form S-3 (File No. 333-00619) and five Form S-8's (File Nos. 33-36051, 33-47748, 33-62693, 33-62699 and 33-62701) of our
    report dated March 9, 1995, on our audit of the consolidated financial statements of St. Ives Laboratories, Inc. and Subsidiaries as of December 31, 1994 and for the year then ended, which report is included in this Form 8-K.





    /s/ COOPERS & LYBRAND L.L.P.

    COOPERS  & LYBRAND L.L.P.

    Los Angeles, California
    February 8, 1996